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                                                                Exhibit: 10.48FT


                          PERSONAL GUARANTEE AGREEMENT
                                      AND
                                PROMISSORY NOTE
                  V. W. GOETT AND FUTECH INTERACTIVE PRODUCTS


MARCH 31, 1998                                                  PHOENIX, ARIZONA

         This Personal Guarantee Agreement and Promissory Note ("Agreement") is made and entered into on the date set forth above, by and between, VINCENT W. GOETT ("GUARANTOR") AND FUTECH INTERACTIVE PRODUCTS, INC. ("PROMISOR"). The following is the basis for this Agreement:

         - U. S. BANCORP ("PAYEE") is providing $4 million in operating capital ("Loan") to Promisor.

         - The Guarantor is personally guaranteeing $3.6 million of the Loan in order to help Promisor secure the Loan.

         - The purpose of this Agreement is for the Guarantor to receive benefit from the risk of personally guaranteeing $3.6 million of the Loan.

TERMS

For value received (i.e. Guarantor's pledge of personal assets toward the repayment of the Loan), Promisor agrees to provide to Guarantor, at 6400 N 48 Street, Paradise Valley, Arizona 85253, (or at such other place as the Guarantor may designate in writing) the following:

         - The sum of $360,000.00 as a shareholder advance/loan as approved by the Shareholder Loan and Master Promissory Note for Credit Line Agreement dated January 1, 1997. This amount shall be payable to Guarantor immediately upon receipt of the Loan proceeds.

         - 7.2 million stock options of Promisor's common stock. The options are granted at an exercise price of $0.05 per share, become exercisable one year from the execution date of this Agreement and expire five years from the exercise date. The stock options will be issued to Vincent W. and Melissa Turner Goett.

A. Promisor and Guarantor agree to the following terms and conditions regarding the Loan:

         1. Promisor may prepay, without penalty, all outstanding principal to Payee.

         2. If any payment obligation under this Agreement is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

         3. If Guarantor is required to pay all or part any of the aforementioned obligation on part of Promisor, Guarantor has the following options for repayment:

                  - receiving cash in the amount of principal plus 10% annual interest payable quarterly, or,

                  - converting all or part of principal and interest into shares of Promisor's common stock at a conversion rate of 20 shares for every one dollar. The only restriction is the Promisor's number of unencumbered shares available for distribution.



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         4.       If any of the following events of default occur, this
                  Agreement and any other obligations of the Promisor to Guarantor, shall become due immediately, without demand or notice:

                  - the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

                  - the filing of bankruptcy proceedings involving the Promisor as a Debtor;

                  - the application for appointment of a receiver for the Promisor;

                  - the making of a general assignment for the benefit of the Promisor's creditors; the insolvency of the Promisor; or the misrepresentation by the Promisor to Payee for the purpose of obtaining or extending credit;

B.        Other Terms and Conditions:

         1. If any one or more of the provisions of this Agreement are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

         2. All payments of principal and interest on this Agreement shall be paid in the legal currency of the United States.

         3. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Agreement.

         4. No renewal or extension of this Agreement, delay in enforcing any right of Guarantor under this Agreement, or assignment by Guarantor of this Agreement shall affect the liability of the Promisor.

         5. All rights of Guarantor under this Agreement are cumulative and may be exercised concurrently or consecutively at Guarantor's option.

REPRESENTATIONS OF GUARANTOR

         Guarantor represents, warrants and covenants as follows:

         1. Guarantor is familiar with the business and affairs of Promisor and realizes an investment in the shares involves a high degree of risk.

         2. Guarantor has been advised that there will be no public market for the shares; it may not be able to readily liquidate its investment; the shares have not been registered or qualified under Federal or State laws governing the issuance of securities; and Promisor has no current intention of registering the shares or reporting under the Act or any comparable or related Federal or State law.

         3. Guarantor is an accredited investor and acknowledges that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth; and its investment in the shares will not cause such overall commitment to become excessive; that Guarantor has adequate means of providing for its current needs and personal contingencies, and has no need for liquidity of this investment; that Guarantor has evaluated the risk of investing in Promisor; that Guarantor is aware of the financial risks and possible financial hazards of purchasing the shares and it has carefully considered these risks of the investment, including the possibility of a complete loss thereof.

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         4. Guarantor agrees the stock is subject to a Stock Restrictions and
Sale Agreement. The shares acquired under this Agreement shall be subject to that Stock Restrictions and Sale Agreement, as it may be amended from time to time.

GENERAL

This Agreement is the entire agreement between the parties upon the subject hereof and supersedes any prior or similar agreements upon the same subject.

This Agreement shall be governed by and construed in accordance with the Federal law of the United States of America and the internal laws of the State of Arizona, without reference to the principles of conflicts of law.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

"Promisor"


/s/ Vincent W. Goett, CEO
-----------------------------------------
Futech Interactive Products, Inc.


"Futech" (in witness of)


/s/ Fred B. Gretsch
-----------------------------------------

FRED B. GRETSCH, CFO
-----------------------------------------
(Name and Title)

           ===== This Agreement consists of a total of 3 pages =====
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or to such other address and/or telefacsimile number as any party may provide to the other in accordance with this Section.

                  20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof (i.e., EMPLOYEE's employment by EMPLOYER) and supersedes all prior or contemporaneous offers, understandings or agreements in regard thereto, including without limitation that employment agreement between EMPLOYEE and EMPLOYER dated August 7, 1996, which is hereby terminated.

                  21. Modification of Agreement. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by all parties hereto.

                  22. Waiver. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. No waiver of any term or condition contained in this Agreement shall be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

                  23. Contracts. Notwithstanding any provisions to the contrary in this Agreement, EMPLOYEE shall not enter into any contracts or agreements, written or oral, for or on behalf of EMPLOYER without EMPLOYER's prior written consent.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the 14 day of January, 1998.

EMPLOYER:                                              EMPLOYEE:

Futech Educational Products, Inc.,
an Arizona corporation

By: /s/  Vincent Goett                                 /s/  Vincent Goett
   --------------------------------                    -------------------------
                                                       Vincent Goett

Printed Name: Vincent W. Goett
             ----------------------
Title: CEO
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